SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 1, 2004

PEREGRINE SYSTEMS, INC.

(Exact name of the registrant as specified in its charter)

Delaware	000-22209	95-3773312
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3611 VALLEY CENTRE DRIVE, SAN DIEGO, CA	92130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 481-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17  CFR 240.14d-2(b)).

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01.  Entry Into a Material Definitive Agreement

                See Item 5.02 of this Current Report on Form 8-K regarding an amendment to Peregrine Systems, Inc.’s (the “Company”) employment agreement with Kenneth Saunders.

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

                Appointment of Kenneth Saunders as Chief Financial Officer of the Company

                Effective as of October 1, 2004, the Company and Kenneth Saunders entered into a letter agreement amending the employment agreement between the Company and Mr. Saunders.  Pursuant to the amendment, on November 1, 2004, Mr. Saunders became the chief financial officer of the Company, and continues to serve as an executive vice president.  A copy of the letter agreement amending the employment agreement between the Company and Mr. Saunders is filed as Exhibit 10.1 to this report and is incorporated herein by reference.

Biographical Information.  Mr. Saunders has served as the Company’s executive vice president with responsibilities for providing financial advice and guidance to the chief executive officer and the finance department since August 2004.  Mr. Saunders, who has more than 20 years of experience in finance and accounting — including 14 years in senior management — served, until recently, as chief financial officer of Fair Isaac Corporation, an analytic software solutions provider.  Mr. Saunders joined Fair Isaac in August 2002 when it acquired HNC Software, Inc.  Mr. Saunders was with HNC Software, an analytics software provider, from August 1996, when it acquired Risk Data Corporation, through August 2002.  Mr. Saunders held a variety of senior management titles while with HNC from August 1996 to December 1999 when he became chief financial officer.  Mr. Saunders served as vice president of finance and chief financial officer of Risk Data Corporation from January 1992 to August 1996.  Mr. Saunders holds a B.S. in Accounting from Widener University.  Mr. Saunders is 43 years old.

Employment Agreement.  Mr. Saunders entered into an employment agreement with the Company on July 20, 2004 and effective August 16, 2004, which was amended by the letter agreement effective as of October 1, 2004.  The employment agreement provides, among other things, for Mr. Saunders’ employment as executive vice president at an initial base salary of $14,583.34 per semi-monthly period.  Pursuant to the employment agreement, as amended by the letter agreement, Mr. Saunders assumed the role of chief financial officer of the Company on November 1, 2004.

Mr. Saunders is eligible to receive a performance bonus with an annual target for fiscal year 2005 of $150,000, under our Management Incentive Compensation Plan (the “MICP Bonus Target”) prorated from his hire date.  Mr. Saunders received a one-time signing bonus of $50,000 (the “Signing Bonus”), which must be repaid to the Company if Mr. Saunders voluntarily terminates his employment prior to August 6, 2005.  The Company has paid to Mr. Saunders the following one-time recruiting bonuses that he was eligible to receive upon hiring the following full time employees prior to October 31, 2004:  (i) $150,000 upon the hiring of a vice president, controller and chief accounting officer, (ii) $50,000 upon the hiring of a director of internal audit and (iii) $50,000 upon the hiring of a director of tax (items (i) through (iii) are collectively referred to as the “Recruiting Bonuses”).  Mr. Saunders is entitled to a one-time bonus in the amount of $150,000 (the “Process Bonus”) in the event the finance department of the Company is successful in concluding a “soft” close for the month ending November 2004 and a “hard” close for the quarter ending December 31, 2004, and the Company files its Quarterly Report on Form 10-Q for the quarter ending December 31, 2004 on a timely basis, or, if such filing is not timely made, the financial statements and management’s discussion and analysis of financial condition and results of operations for that quarterly period were completed in time to permit a timely filing.  Mr. Saunders is eligible to receive all customary fringe benefits available to our executives.

On July 21, 2004, the compensation committee of the Board of Directors of the Company approved an option grant to Mr. Saunders of 150,000 shares of the Company’s common stock pursuant to the 2003 equity incentive plan.  The options will vest twenty-five percent after the first twelve months and in thirty-six equal monthly installments thereafter.  All options will vest in full if a change in corporate control occurs.  The compensation committee has also approved a grant to Mr. Saunders of performance stock units, which will be issued in the event of a change in corporate control.  The target number of performance stock units that Mr. Saunders will be entitled to receive will be based upon the value attributed to the Company in connection with the change in corporate control; the actual number of performance stock units that will be issued to Mr. Saunders will be based upon the achievement by Mr. Saunders of specified performance goals.

                Upon termination of his employment for any reason, Mr. Saunders is entitled to payment of all salary and unpaid vacation accrued to the date of termination plus any payment he is entitled to receive for the performance stock units.  Upon Mr. Saunders’ voluntary termination or termination by us for cause, he is not entitled to any severance benefits or additional vesting of shares or stock options. In the event that Mr. Saunders’ employment is terminated without cause, because of his death or disability or by him for good reason, he will receive the severance benefits set forth below in this paragraph.  If Mr. Saunders is terminated any time during the first year of his employment, he will be entitled to a severance payment equal to his annual base salary plus the amount of his MICP Bonus Target plus the amount of the Signing Bonus, Recruiting Bonuses and the Process Bonus.  If Mr. Saunders is terminated any time after his first year of employment, he will be entitled to a severance payment equal to his annual base salary plus the amount of his MICP Bonus Target.  Either severance payment will be payable in twenty-four semi-monthly installments.

                In the event of a change in corporate control, Mr. Saunders will be entitled to a payment equal to two times his annual base salary plus two times the amount of his MICP Bonus Target plus two times the Signing Bonus, Recruiting Bonuses and the Process Bonus (collectively the “Change in Corporate Control Payment”), provided that Mr. Saunders does not voluntarily terminate his employment within ninety days of the change in corporate control.  Such payment will be payable on the ninety-first day following the change in corporate control.  In the event Mr. Saunders is terminated by the Company or a successor company for any reason within twelve months following a change in corporate control, Mr. Saunders will only be entitled to the Change in Corporate Control Payment, and he will not be entitled to any other severance payments.  If any payments made to Mr. Saunders under the agreement are subject to an excise tax under the Internal Revenue Code, the Company will provide him with a cash payment sufficient to pay the excise tax and an additional payment sufficient to pay the federal and state income and employment taxes arising from the payments made by the Company for the excise tax.

                The employment agreement contains confidentiality, non-solicitation and non-competition obligations that survive until one year after Mr. Saunders’ employment with the Company ceases.

Item 9.01  Financial Statements and Exhibits

(c)  Exhibits

The following exhibit is filed with this Form 8-K:

Exhibit No.             Description

10.1                                                                           Letter Agreement dated October 29, 2004 amending the Employment Agreement dated July 20, 2004 between Peregrine Systems, Inc. and Kenneth Saunders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 5, 2004	PEREGRINE SYSTEMS, INC.

	By:	/s/ Kevin Courtois
Kevin Courtois
Senior Vice President, General Counsel and Secretary